Exhibit 99

For additional information:
Rick Green
President & CEO
Kerby E. Crowell
EVP & CFO
For Immediate Release	(405) 372-2230
Southwest Bancorp Results: Portfolio Loans Increase 21% Since Year End
     October 18, 2007, Stillwater, Oklahoma . . . . Southwest Bancorp, Inc. (Nasdaq Global Select Market—OKSB), (“Southwest”), today reported results for the third quarter 2007. Rick Green, President and Chief Executive Officer, stated, “Our portfolio loans grew $330.5 million, or 21%, since year end, mainly as a result of the continued successful execution of our Texas growth strategy.
“At September 30, 2007, our Texas locations in Dallas, San Antonio, Austin, and Houston, accounted for $650.5 million (34%) of total portfolio loans up $163.0 million (33%) since year end 2006. At quarter-end our Kansas banking operations accounted for $273.2 million (14%) of total portfolio loans and had grown $70.8 million (35%) since year end 2006. Together, our Texas and Kansas operations account for almost half of our portfolio loans.
     “While we continued to achieve our strategic growth goals in the quarter, our quarterly net income decreased, mainly as a result of the Federal Reserve’s actions to decrease interest rates, which lowered our loan yields, additions to our reserves for unadvanced loan commitments, which reflect our continued loan growth, and increased personnel expense, which reflects our expansion and ordinary increases. Net income for the third quarter of 2007 was $5.5 million, a 17% decrease from the $6.6 million reported for the third quarter of 2006. Diluted earnings per share for the quarter were $0.38 compared to $0.46 per share for the 2006 period, a decrease of 17%. Net income for the first nine months of 2007 was $16.9 million, a 14% decrease from the $19.5 million reported for the first nine months of 2006. Diluted earnings per share were $1.15 compared to $1.35 per share for the 2006 period, a decrease of 15%. Income for the first nine months includes a one time $2.5 million pre-tax write off of a cash receivable recorded in the first quarter and related year to date legal fees of approximately $720,000, related to the ATM cash operation. This was offset in part by a $1.9 million pre-tax gain on the sale of shares received in a debt restructuring.
     “Sub prime lending has never been a part of the Southwest business strategy, and our direct and indirect exposure to sub prime loans and sub prime lenders is minimal to none.”
Highlights

•	Portfolio loans:	$1.9 billion, a 21% increase from year end 2006

•	Total loans:	$2.0 billion, a 12% increase from year end 2006

•	Third quarter net income:	$5.5 million, a 17% decrease from third quarter 2006

•	Year to date net income:	$16.9 million, a 14% decrease from the first nine months of 2006
(Please see Financial Tables 1 through 7 for additional financial information.)

NASDAQ: OKSB
Southwest Bancorp Results: Portfolio Loans Increase 21% Since Year End
Results of Operations
     The $1.1 million, or 17% decrease in quarterly net income from third quarter 2006 was the result of a $2.3 million (16%) increase in noninterest expense and a $303,000 (8%) decrease in noninterest income offset in part by an $857,000 (29%) decrease in the provision for loan losses and a $595,000 (15%) decrease in income taxes. The decline in general interest rates in the quarter led to a slight decrease in net interest income in spite of significantly greater loan volume.
     The slight (less than 1%) decrease in net interest income for the quarter was primarily the result of decreased loan yields and higher rates on interest bearing deposits. The decrease in noninterest income was mainly the result of decreased service charges and lower gains on the sale of loans. The increase in noninterest expense consists of a $1.5 million increase in personnel expense, a $720,000 increase in the provision for unfunded loan commitments, a $177,000 increase in general and administrative expenses offset in part by a decrease of $134,000 in other real estate expense.
     The $2.7 million, or 14% decrease in net income for the nine months ending September 30, 2007 compared to the nine months ending September 30, 2006 was the result of a $174,000 (less than 1%) increase in net interest income, in spite of significant loan growth, a $2.9 million (32%) decrease in the provision for loan losses and a $1.1 million (9%) decrease in income taxes, offset by a $6.8 million (17%) increase in noninterest expense. This expense includes the $2.5 million write off noted above and the related legal fees, as well as a $2.9 million increase in personnel expense, and a $1.1 million increase in provision for unfunded loan commitments.
Financial Condition
     At September 30, 2007, total assets were $2.4 billion, a $216.2 million, or 10% increase from December 31, 2006. Portfolio loans at quarter-end were $1.9 billion, up 21% from year end, reflecting growth that more than offset the expected decreases in student loans. Shareholders’ equity at September 30, 2007 totaled $213.8 million, a $16.3 million, or 8%, increase from year end 2006. Core deposits increased by $214.9 million, or 19%, in the first three quarters.
     At September 30, 2007, the allowance for loan losses was $28.3 million, an increase of $1.0 million, or 4%, from the allowance for loan losses at December 31, 2006. This change is the result of growth in performing commercial and commercial real estate loans and an increase in potential problem loans offset in part by decreases in the allowance related to impaired loans and the general allowance. At September 30, 2007, the allowance for loan losses was 1.41% of total loans, a decrease of 11 basis points from year end 2006. Management believes the amount of the allowance is appropriate, given its systematic methodology for calculating the allowance. Changes in the amount of the allowance resulted from the application of that methodology, which is designed to estimate inherent losses on total loans in the portfolio, including those on nonperforming loans.
     At September 30, 2007, the reserve for unfunded loan commitments was $2.7 million, an increase of $761,000, or 39%, from December 31, 2006 due to an increase both in commitments and the reserve on commitments related to potential problem loans.
     Nonaccrual loans totaled $26.3 million at September 30, 2007 compared to $26.7 million at December 31, 2006. Total nonperforming loans of $29.1 million decreased slightly from year end 2006, and declined as a percentage of total loans. Nonperforming loans represented 1.45% of total loans compared to 1.64% at year end 2006. At September 30, 2007, $1.4 million, or 5% of loans classified as nonperforming were guaranteed by United States agencies or U.S. government sponsored entities.
     Performing loans considered potential problem loans, loans which are not included in the past due, nonaccrual, or restructured categories, but for which known information about possible credit problems cause management to be uncertain as to the ability of the borrowers to comply with the present loan repayment terms, amounted to approximately $70.4 million at September 30, 2007, compared to $69.6 at June 30, 2007 and $50.6 million at December 31, 2006.
     Other real estate at September 30, 2007, was $1.7 million, a reduction of $219,000, or 12% from December 31, 2006.

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NASDAQ: OKSB
Southwest Bancorp Results: Portfolio Loans Increase 21% Since Year End
Cash Receivable
     As previously disclosed, in December 2006, an armored transportation company failed to deliver to Stillwater National Bank and Trust (“Stillwater National”) cash due to it from certain ATMs owned by one of its subsidiaries, Cash Source, Inc. (“CSI”). CSI discovered other cash shortages arising from the same transportation company and removed all cash from the other CSI ATMs for which that company provided cash transportation.
     In the first quarter, Southwest recorded a complete write off of the $2.5 million receivable. The financial statements also reflect related legal expenses incurred by Southwest in 2007 of approximately $720,000. Southwest filed its proof of loss with the insurer on August 6, 2007.
Southwest Bancorp and Subsidiaries
     Southwest Bancorp is the financial holding company for Stillwater National, Bank of Kansas (“SNB Kansas”), SNB Bank of Wichita (“SNB Wichita”), Healthcare Strategic Support, Inc., and Business Consulting Group, Inc. Through its subsidiaries, Southwest offers commercial and consumer lending, deposit, and investment services, and specialized cash management, consulting, and other financial services from offices in Oklahoma City, Stillwater, Tulsa, and Chickasha, Oklahoma; Austin, Dallas, Houston and San Antonio, Texas; and Hutchinson, Kansas City, and Wichita, Kansas, and on the Internet, through SNB DirectBanker®.
     Southwest focuses on converting its strategic vision into long-term shareholder value. This vision includes long-term goals for increasing earnings and banking assets from operations in Texas, Oklahoma, and Kansas that specialize in serving medical, professional, business, and commercial real estate customers and from more traditional banking operations, such as community banking. Southwest’s strategic growth goals include growth from existing and additional offices in carefully selected markets in Texas and other states with concentrations of healthcare and health professionals, businesses, and their managers and owners, and commercial and commercial real estate borrowers, and careful expansion of community banking operations.
     Southwest’s banking philosophy is to provide a high level of customer service, a wide range of financial services, and products responsive to customer needs with a focus on serving healthcare and health professionals, businesses and their managers and owners, and commercial and commercial real estate borrowers. This philosophy has led to the development of a line of deposit, lending, and other financial products that respond to professional and commercial customer needs for speed, efficiency, and information, and which complement more traditional banking products. Southwest seeks to build close relationships with businesses, professionals and their principals, and to service their evolving banking needs throughout their business development and professional lives.
     Southwest has developed a highly automated lockbox, imaging, and information service for commercial customers called “SNB Digital Lockbox” and deposit products that automatically sweep excess funds from commercial demand deposit accounts and invest them in interest bearing funds. Other specialized financial services include integrated document imaging and cash management services designed to help our customers in the healthcare industry and other record-intensive enterprises operate more efficiently.
     Southwest’s two management consulting subsidiaries complement its banking services and help differentiate Southwest from competitors. Healthcare Strategic Support, Inc. provides management consulting services for physicians, hospitals, and healthcare groups. Business Consulting Group, Inc. provides marketing, strategic, logistics, and operations consulting for both small and large commercial enterprises.
     Southwest’s common stock is traded on the NASDAQ Global Select Market under the symbol OKSB.
Forward-Looking Statements
     This Press Release includes forward-looking statements, such as: statements of Southwest’s goals, intentions, and expectations; estimates of risks and of future costs and benefits; assessments of the amount and timing of problem loan payoffs and loan losses; off-balance sheet risk and market risk; and statements of Southwest’s ability to achieve financial and other goals. These forward-looking statements are subject to significant uncertainties because they are based upon: future interest rates, market behavior, and other economic conditions; future laws and regulations; and a variety of other matters. Because of these uncertainties, the actual future results may be materially different from the results indicated by these forward-looking statements. In addition, Southwest’s past growth and performance do not necessarily indicate its future results.

3

NASDAQ: OKSB
Southwest Bancorp Results: Portfolio Loans Increase 21% Since Year End
Financial Tables

Financial Highlights	Table 1
Consolidated Statements of Financial Condition	Table 2
Consolidated Statements of Operations	Table 3
Average Balances, Yields, and Rates-Quarterly	Table 4
Average Balances, Yields, and Rates-Year-to-date	Table 5
Summary Financial Data by Quarter-2007 and 2006	Table 6
Supplemental Analytical Data by Quarter-2007 and 2006	Table 7

SOUTHWEST BANCORP, INC.	Table 1
UNAUDITED FINANCIAL HIGHLIGHTS
(Dollars in thousands except per share)

	Third Quarter			Second Quarter
QUARTERLY HIGHLIGHTS			%		%
	2007	2006	Change	2007	Change
Operations
Net interest income	$23,676	$23,696	0%	$22,583	5%
Provision for loan losses	2,149	3,006	(29)	2,107	2
Other income	3,656	3,959	(8)	5,454	(33)
Other expense	16,162	13,910	16	14,808	9
Income before taxes	9,021	10,739	(16)	11,122	(19)
Taxes on income	3,505	4,100	(15)	4,281	(18)
Net income	5,516	6,639	(17)	6,841	(19)
Diluted earnings per share	0.38	0.46	(17)	0.47	(19)
Balance Sheet
Total assets	2,386,852	2,157,738	11	2,196,005	9
Loans held for sale	78,417	257,689	(70)	73,011	7
Portfolio loans	1,933,223	1,541,738	25	1,769,528	9
Total deposits	1,912,719	1,740,564	10	1,823,806	5
Total shareholders’ equity	213,838	191,231	12	208,185	3
Book value per share	14.92	13.44	11	14.53	3
Key Ratios
Net interest margin	4.23%	4.47%		4.35%
Efficiency ratio (GAAP-based)	59.13	50.30		52.82
Allowance to total loans	1.41	1.56		1.52
Nonperforming loans to total loans	1.45	1.72		1.32
Shareholders’ equity to total assets	8.96	8.86		9.48
Return on average assets	0.95	1.20		1.28
Return on average equity	10.29	13.94		13.26

SOUTHWEST BANCORP, INC.	Table 2
UNAUDITED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Dollars in thousands, except per share)

	September 30,	December 31,	September 30,
	2007	2006	2006
Assets
Cash and due from banks	$30,604	$46,618	$41,024
Federal funds sold	—	11,000	—

Cash and cash equivalents	30,604	57,618	41,024
Investment securities:
Held to maturity. Fair value: $5,301 $1,621 $1,619	5,335	1,630	1,629
Available for sale. Amortized cost: $274,561 $258,742 $259,775	274,896	255,904	256,006
Federal Reserve and FHLB Stock, at cost	12,991	12,315	12,183
Loans held for sale	78,417	188,464	257,689

Loans receivable	1,933,223	1,602,726	1,541,738
Less: Allowance for loan losses	(28,314)	(27,293)	(28,064)

Net loans receivable	1,904,909	1,575,433	1,513,674
Accrued interest receivable	22,561	24,269	21,377
Premises and equipment, net	24,064	21,818	22,307
Other real estate owned	1,654	1,873	1,878
Goodwill	6,742	1,213	1,098
Other intangible assets, net	4,335	3,069	3,069
Other assets	20,344	27,022	25,804

Total assets	$2,386,852	$2,170,628	$2,157,738

Liabilities and shareholders’ equity
Deposits:
Noninterest-bearing demand	$261,634	$254,415	$245,335
Interest-bearing demand	63,145	55,396	58,037
Money market accounts	505,192	371,912	358,812
Savings accounts	14,830	11,273	10,931
Time deposits of $100,000 or more	580,850	648,664	646,849
Other time deposits	487,068	423,951	420,600

Total deposits	1,912,719	1,765,611	1,740,564
Accrued interest payable	11,201	13,260	11,480
Income tax payable	2,078	1,136	552
Other liabilities	9,776	8,624	9,778
Other borrowings	190,847	138,094	157,740
Subordinated debentures	46,393	46,393	46,393

Total liabilities	2,173,014	1,973,118	1,966,507

Shareholders’ equity
Common stock — $1 par value; 20,000,000 shares authorized; 14,658,042 shares issued	14,658	14,658	14,658
Paid in capital	46,490	45,901	45,756
Retained earnings	158,279	146,197	140,918
Accumulated other comprehensive income (loss)	209	(1,738)	(2,309)
Treasury stock, at cost, 321,991 417,535 433,308 shares	(5,798)	(7,508)	(7,792)

Total shareholders’ equity	213,838	197,510	191,231

Total liabilities and shareholders’ equity	$2,386,852	$2,170,628	$2,157,738

SOUTHWEST BANCORP, INC.	Table 3
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
 (Dollars in thousands except per share)

	For the three months		For the nine months
	ended September 30,		ended September 30,
	2007	2006	2007	2006
Interest income
Loans	$42,346	$41,074	$122,210	$116,839
Investment securities	2,816	2,686	8,342	8,061
Other interest-earning assets	39	57	219	137

Total interest income	45,201	43,817	130,771	125,037

Interest expense
Interest-bearing deposits	18,824	16,848	53,940	45,985
Other borrowings	1,715	2,281	4,935	7,445
Subordinated debentures	986	992	2,923	2,808

Total interest expense	21,525	20,121	61,798	56,238

Net interest income	23,676	23,696	68,973	68,799

Provision for loan losses	2,149	3,006	6,117	8,998

Other income
Service charges and fees	2,548	2,872	7,089	8,655
Gain on sales of loans	548	616	2,556	2,561
Gain (loss) on investment securities	108	60	1,579	(274)
Other noninterest income	452	411	1,226	1,490

Total other income	3,656	3,959	12,450	12,432

Other expense
Salaries and employee benefits	8,966	7,477	25,449	22,505
Occupancy	2,514	2,520	7,305	7,517
FDIC and other insurance	134	128	397	379
Other real estate, net	(12)	122	(122)	256
General and administrative	4,560	3,663	14,772	10,295

Total other expenses	16,162	13,910	47,801	40,952

Income before taxes	9,021	10,739	27,505	31,281
Taxes on income	3,505	4,100	10,648	11,737

Net income	$5,516	$6,639	$16,857	$19,544

Basic earnings per common share	$0.38	$0.47	$1.18	$1.38
Diluted earnings per common share	0.38	0.46	1.15	1.35
Cash dividends declared per share	0.0925	0.0825	0.2775	0.2475

SOUTHWEST BANCORP, INC.	Table 4
UNAUDITED AVERAGE BALANCES, YIELDS, AND RATES
(Dollars in thousands)

	For the three months ended September 30,
	2007			2006
	Average		Average	Average		Average
	Balance	Interest	Yield/Rate	Balance	Interest	Yield/Rate
Assets
Loans	$1,925,468	$42,346	8.73%	$1,827,417	$41,074	8.92%
Investment securities	284,098	2,816	3.93	269,135	2,686	3.96
Other interest-earning assets	8,931	39	1.73	4,300	57	5.26

Total interest-earning assets	2,218,497	45,201	8.08	2,100,852	43,817	8.27

Other assets	73,076			92,155

Total assets	$2,291,573			$2,193,007

Liabilities and Shareholders’ Equity
Interest-bearing demand deposits	$62,667	$82	0.52%	$58,885	$79	0.53%
Money market accounts	489,514	5,589	4.53	370,564	4,066	4.35
Savings accounts	13,263	24	0.72	10,194	19	0.74
Time deposits	1,042,096	13,129	5.00	1,077,852	12,684	4.67

Total interest-bearing deposits	1,607,540	18,824	4.65	1,517,495	16,848	4.40
Other borrowings	155,468	1,715	4.38	186,043	2,281	4.86
Subordinated debentures	46,393	986	8.50	46,393	992	8.55

Total interest-bearing liabilities	1,809,401	21,525	4.72	1,749,931	20,121	4.56

Noninterest-bearing demand deposits	246,607			231,280
Other liabilities	22,904			22,841
Shareholders’ equity	212,661			188,955

Total liabilities and shareholders’ equity	$2,291,573			$2,193,007

Net interest income and spread		$23,676	3.36%		$23,696	3.71%

Net interest margin (1)			4.23%			4.47%

Average interest-earning assets to average interest-bearing liabilities	122.61%			120.05%

(1)	Net interest margin = annualized net interest income / average interest-earning assets

SOUTHWEST BANCORP, INC. UNAUDITED AVERAGE BALANCES, YIELDS, AND RATES (Dollars in thousands)	Table 5

	For the nine months ended September 30,
	2007			2006
	Average		Average	Average		Average
	Balance	Interest	Yield/Rate	Balance	Interest	Yield/Rate
Assets
Loans	$1,856,068	$122,210	8.80%	$1,820,764	$116,839	8.58%
Investment securities	277,660	8,342	4.02	270,531	8,061	3.98
Other interest-earning assets	7,845	219	3.73	3,765	137	4.87

Total interest-earning assets	2,141,573	130,771	8.16	2,095,060	125,037	7.98

Other assets	73,774			92,258

Total assets	$2,215,347			$2,187,318

Liabilities and Shareholders’ Equity
Interest-bearing demand deposits	$62,367	$261	0.56%	$57,439	$220	0.51%
Money market accounts	428,597	14,294	4.46	391,580	12,041	4.11
Savings accounts	11,795	65	0.74	9,356	30	0.43
Time deposits	1,055,156	39,320	4.98	1,039,490	33,694	4.33

Total interest-bearing deposits	1,557,915	53,940	4.63	1,497,865	45,985	4.10
Other borrowings	141,968	4,935	4.65	216,826	7,445	4.59
Subordinated debentures	46,393	2,923	8.40	46,393	2,808	8.07

Total interest-bearing liabilities	1,746,276	61,798	4.73	1,761,084	56,238	4.27

Noninterest-bearing demand deposits	240,688			224,372
Other liabilities	21,159			19,470
Shareholders’ equity	207,224			182,392

Total liabilities and shareholders’ equity	$2,215,347			$2,187,318

Net interest income and spread		$68,973	3.43%		$68,799	3.71%

Net interest margin (1)			4.31%			4.39%

Average interest-earning assets to average interest-bearing liabilities	122.64%			118.96%

(1)	Net interest margin = annualized net interest income / average interest-earning assets

SOUTHWEST BANCORP, INC. UNAUDITED SUMMARY FINANCIAL DATA (Dollars in thousands, except per share)	Table 6

	2007			2006
	Sep. 30	Jun. 30	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
OPERATIONS
Interest income:
Loans	$42,346	$39,578	$40,286	$42,034	$41,074	$39,047	$36,718
Investment securities	2,816	2,847	2,679	2,661	2,686	2,705	2,670
Other interest-earning assets	39	115	65	28	57	60	20

Total interest income	45,201	42,540	43,030	44,723	43,817	41,812	39,408
Interest expense:
Interest bearing demand deposits	82	98	81	62	79	78	63
Money market accounts	5,589	4,743	3,962	3,979	4,066	4,227	3,748
Savings accounts	24	21	20	20	19	6	5
Time deposits of $100,000 or more	7,445	7,781	8,132	8,121	8,106	7,478	6,182
Other time deposits	5,684	5,250	5,028	4,935	4,578	3,943	3,407

Total interest-bearing deposits	18,824	17,893	17,223	17,117	16,848	15,732	13,405
Other borrowings	1,715	1,089	2,131	2,578	2,281	2,275	2,889
Subordinated debentures	986	975	962	989	992	944	872

Total interest expense	21,525	19,957	20,316	20,684	20,121	18,951	17,166

Net interest income	23,676	22,583	22,714	24,039	23,696	22,861	22,242
Provision for loan losses	2,149	2,107	1,861	2,567	3,006	3,316	2,676
Other income:
Service charges and fees	2,548	2,306	2,235	2,837	2,872	3,009	2,774
Gain on sales of loans	548	800	1,208	877	616	1,040	905
Gain (loss) on investment securities	108	1,919	(448)	525	60	(71)	(263)
Other noninterest income	452	429	345	105	411	527	552

Total other income	3,656	5,454	3,340	4,344	3,959	4,505	3,968
Other expense:
Salaries and employee benefits	8,966	8,358	8,125	8,392	7,477	7,788	7,240
Occupancy	2,514	2,388	2,403	2,673	2,520	2,430	2,567
FDIC and other insurance	134	140	123	132	128	124	127
Other real estate, net	(12)	(41)	(69)	30	122	26	108
Unfunded loan commitment reserve	675	151	(65)	376	(45)	75	(368)
General and administrative	3,885	3,812	6,314	4,088	3,708	3,409	3,516

Total other expenses	16,162	14,808	16,831	15,691	13,910	13,852	13,190

Income before taxes	9,021	11,122	7,362	10,125	10,739	10,198	10,344
Taxes on income	3,505	4,281	2,862	3,672	4,100	3,572	4,065

Net income	$5,516	$6,841	$4,500	$6,453	$6,639	$6,626	$6,279

PER SHARE DATA
Basic earnings per common share	$0.38	$0.48	$0.32	$0.45	$0.47	$0.46	$0.45
Diluted earnings per common share	0.38	0.47	0.31	0.44	0.46	0.45	0.44
Cash dividends declared per share	0.0925	0.0925	0.0925	0.0825	0.0825	0.0825	0.0825
Book value per share	14.92	14.53	14.14	13.87	13.44	12.89	12.52
Tangible book value per share	14.45	14.44	14.05	13.78	13.37	12.88	12.51
Weighted average shares outstanding:
Basic	14,335,008	14,299,111	14,263,698	14,230,015	14,206,947	14,151,442	14,075,998
Diluted	14,612,732	14,644,863	14,642,913	14,562,343	14,533,573	14,470,954	14,406,911
OTHER FINANCIAL DATA
Investment securities	$293,222	$278,034	$274,106	$269,849	$269,818	$269,736	$271,858
Loans held for sale	78,417	73,011	108,025	188,464	257,689	318,477	383,164
Portfolio loans	1,933,223	1,769,528	1,667,195	1,602,726	1,541,738	1,457,705	1,391,817
Total loans	2,011,640	1,842,539	1,775,220	1,791,190	1,799,427	1,776,182	1,774,981
Total assets	2,386,852	2,196,005	2,194,179	2,170,628	2,157,738	2,188,102	2,145,839
Total deposits	1,912,719	1,823,806	1,803,181	1,765,611	1,740,564	1,764,774	1,699,212
Other borrowings	190,847	95,561	123,212	138,094	157,740	170,904	203,616
Subordinated debentures	46,393	46,393	46,393	46,393	46,393	46,393	46,393
Total shareholders’ equity	213,838	208,185	201,777	197,510	191,231	182,700	176,945
Mortgage servicing portfolio	136,294	134,444	134,259	135,904	131,688	134,414	132,825
Continued

SOUTHWEST BANCORP, INC. UNAUDITED SUMMARY FINANCIAL DATA (Dollars in thousands except per share)	Table 6 Continued

	2007			2006
	Sep. 30	Jun. 30	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
PERFORMANCE RATIOS
Return on average assets	0.95%	1.28%	0.83%	1.15%	1.20%	1.21%	1.17%
Return on average equity	10.29	13.26	9.04	13.06	13.94	14.59	14.48
Return on average tangible equity	10.88	13.70	9.23	14.00	14.64	14.98	14.61
Net interest margin	4.23	4.35	4.34	4.47	4.47	4.36	4.34
Dividends declared to net income	24.04	19.37	29.32	18.20	17.68	17.63	18.54
Effective tax rate	38.85	38.49	38.88	36.27	38.18	35.03	39.30
Efficiency ratio	59.13	52.82	64.60	55.28	50.30	50.62	50.32
ASSET QUALITY RATIOS
Nonperforming assets to total loans and other real estate owned	1.53%	1.40%	1.76%	1.74%	1.83%	1.61%	1.82%
Nonperforming loans to total loans	1.45	1.32	1.66	1.64	1.72	1.49	1.43
Net loan charge-offs to average total loans	0.39	0.40	0.31	0.71	0.28	0.38	0.39
Allowance for loan losses to total loans	1.41	1.52	1.56	1.52	1.56	1.48	1.39
Allowance for loan losses to nonperforming loans	97.32	115.65	94.18	92.97	90.52	99.67	97.80
CAPITAL RATIOS
Average total shareholders’ equity to average assets	9.28%	9.64%	9.15%	8.84%	8.62%	8.31%	8.08%
Leverage ratio	10.92	11.73	11.12	10.91	10.84	10.58	10.37
Tier 1 capital to risk-weighted assets	10.49	11.84	12.44	12.25	12.53	12.54	12.62
Total capital to risk-weighted assets	11.77	13.13	13.68	13.50	13.80	13.80	13.87
SEGMENT LOANS
Oklahoma banking	$947,354	$936,305	$890,503	$912,862	$889,453	$844,047	$846,045
Texas banking	650,525	613,470	550,357	487,505	450,489	418,669	363,774
Kansas banking	273,174	219,698	226,335	202,359	201,796	194,989	182,051
Other States banking	62,170	55	—	—	—	—	—

Subtotal	1,933,223	1,769,528	1,667,195	1,602,726	1,541,738	1,457,705	1,391,870
Secondary market	78,417	73,011	108,025	188,464	257,689	318,477	383,164
Other operations	—	—	—	—	—	—	(53)

Total loans	$2,011,640	$1,842,539	$1,775,220	$1,791,190	$1,799,427	$1,776,182	$1,774,981

SEGMENT NET INCOME*
Oklahoma banking	$4,266	$5,602	$4,284	$4,102	$3,988	$3,629	$3,685
Texas banking	1,828	1,789	1,851	1,415	1,406	1,400	1,639
Kansas banking	336	446	234	(47)	73	218	135
Other States banking	(23)	(192)	—	—	—	—	—

Subtotal	6,407	7,645	6,369	5,470	5,467	5,247	5,459
Secondary market	34	196	753	1,279	1,355	1,739	1,694
Other operations	(925)	(1,000)	(2,622)	(296)	(183)	(360)	(874)

Total net income	$5,516	$6,841	$4,500	$6,453	$6,639	$6,626	$6,279

OFFICES AND EMPLOYEES
FTE Employees	484	457	443	429	430	409	390
ATM’s	43	38	39	125	302	296	297
Branches	17	15	15	15	15	13	13
Loan production offices	3	3	3	3	3	3	2
Assets per employee	$4,932	$4,805	$4,953	$5,060	$5,018	$5,350	$5,502

Balance sheet amounts are as of period end unless otherwise noted.
*In 2007, Southwest revised its methodology for presenting segment net income to reflect capital pricing.
Segment net income for prior periods above has been adjusted to reflect this change.

SOUTHWEST BANCORP, INC. UNAUDITED SUPPLEMENTAL ANALYTICAL DATA (Dollars in thousands except per share)	Table 7

	2007			2006
	Sep. 30	Jun. 30	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
LOAN COMPOSITION
Real estate mortgage:
Commercial	$608,409	$564,813	$582,440	$609,271	$615,495	$579,966	$573,842
One-to-four family residential	112,407	90,916	83,312	91,441	94,966	97,513	91,007
Real estate construction	659,214	617,993	517,199	453,750	383,751	366,247	302,698
Commercial	517,658	465,588	457,838	424,189	421,173	389,525	401,820
Installment and consumer:
Guaranteed student loans	73,810	68,117	101,905	181,458	252,664	312,888	378,372
Other	40,142	35,112	32,526	31,081	31,378	30,043	27,242

Total loans, including held for sale	2,011,640	1,842,539	1,775,220	1,791,190	1,799,427	1,776,182	1,774,981
Less allowance for loan losses	(28,314)	(28,054)	(27,728)	(27,293)	(28,064)	(26,341)	(24,760)

Total loans, net	$1,983,326	$1,814,485	$1,747,492	$1,763,897	$1,771,363	$1,749,841	$1,750,221

By statement of condition category:
Loans held for sale:
Student loans	$73,810	$68,117	$101,905	$181,458	$252,664	$312,888	$378,372
One-to-four family residential	3,293	3,382	4,113	4,654	2,506	2,583	1,718
Other	1,314	1,512	2,007	2,352	2,519	3,006	3,074

Total loans held for sale	78,417	73,011	108,025	188,464	257,689	318,477	383,164
Portfolio loans	1,933,223	1,769,528	1,667,195	1,602,726	1,541,738	1,457,705	1,391,817

Total loans before allowance	$2,011,640	$1,842,539	$1,775,220	$1,791,190	$1,799,427	$1,776,182	$1,774,981

DEPOSIT COMPOSITION
Non-interest bearing demand	$261,634	$248,285	$251,777	$254,415	$245,335	$235,649	$229,979
Interest-bearing demand	63,145	63,758	63,741	55,396	58,037	62,114	58,188
Money market accounts	505,192	487,096	394,668	371,912	358,812	383,772	389,688
Savings accounts	14,830	11,017	11,196	11,273	10,931	8,895	9,233
Time deposits of $100,000 or more	580,850	571,584	646,668	648,664	646,849	678,660	637,574
Other time deposits	487,068	442,066	435,131	423,951	420,600	395,684	374,550

Total deposits	$1,912,719	$1,823,806	$1,803,181	$1,765,611	$1,740,564	$1,764,774	$1,699,212

NONPERFORMING ASSETS
Nonaccrual loans	$26,291	$22,633	$26,978	$26,735	$23,913	$23,135	$23,555
90 days past due and accruing	2,803	1,625	2,462	2,622	7,090	3,293	1,763

Total nonperforming loans	29,094	24,258	29,440	29,357	31,003	26,428	25,318
Other real estate owned	1,654	1,508	1,869	1,873	1,878	2,143	7,124

Total nonperforming assets	$30,748	$25,766	$31,309	$31,230	$32,881	$28,571	$32,442

ALLOWANCE ACTIVITY
Balance, beginning of period	$28,054	$27,728	$27,293	$28,064	$26,341	$24,760	$23,812
Charge offs	2,105	1,875	1,728	3,643	1,630	1,844	1,808
Recoveries	216	94	302	305	347	109	80

Net charge offs	1,889	1,781	1,426	3,338	1,283	1,735	1,728
Provision for loan losses	2,149	2,107	1,861	2,567	3,006	3,316	2,676

Balance, end of period	$28,314	$28,054	$27,728	$27,293	$28,064	$26,341	$24,760

REGULATORY CAPITAL DATA
Tier I capital	$248,961	$251,460	$244,862	$241,399	$237,421	$231,721	$225,595
Total capital	279,298	278,799	269,513	266,097	261,521	254,894	248,014
Total risk adjusted assets	2,373,927	2,123,862	1,967,001	1,968,119	1,894,750	1,847,635	1,788,001
COMMON STOCK
Issued	14,658,042	14,658,042	14,658,042	14,658,042	14,658,042	14,658,042	14,658,042
Less treasury shares	(321,991)	(329,570)	(385,632)	(417,535)	(433,308)	(484,774)	(524,867)

Outstanding shares	14,336,051	14,328,472	14,272,410	14,240,507	14,224,734	14,173,268	14,133,175

INTANGIBLE ASSET DATA
Goodwill	$6,742	$1,213	$1,213	$1,213	$1,098	$194	$194
Core deposit intangible	2,879	1,466	1,531	1,595	1,659	—	—
Mortgage servicing rights	1,431	1,428	1,413	1,436	1,385	1,351	1,343
Nonmortgage servicing rights	25	32	37	38	25	48	53

Total intangible assets	$11,077	$4,139	$4,194	$4,282	$4,167	$1,593	$1,590

Intangible amortization expense	$161	$165	$162	$162	$143	$95	$93

Balance sheet amounts are as of period end unless otherwise noted.